ANNUAL SERVICER'S CERTIFICATE


                           WORLD OMNI FINANCIAL CORP.

_____________________________________________________________________

                        WORLD OMNI WHOLESALE MASTER TRUST
_____________________________________________________________________


         The undersigned, duly authorized representatives of World Omni Financial Corp. ("WOFCO"), as Servicer, pursuant to Section 3.5 of the Pooling and Servicing Agreement dated as of October 1, 1995 (as amended and supplemented, or otherwise modified and in effect from time to time, the "Agreement"), by and among World Omni Dealer Funding Inc., as Transferor, WOFCO, as Servicer, and Fleet National Bank of Connecticut, as trustee, do hereby certify that:

         1.  WOFCO is, as of the date hereof, the Servicer under the Agreement.

         2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

         3. A review of the activities of the Servicer during the calendar year ending December 31, 1997, and of its performance under the Agreement was conducted under our supervision.

         4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing .

         Capitalized terms used but not defined herein are used as defined in the Agreement.

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ____ day of March, 1998.


                                    By:________________________________
                                       Name:   Alan J. Browdy
                                       Title:  Vice President Accounting,
                                               Corporate Controller


                                    By:________________________________
                                       Name:   Patrick C. Ossenbeck
                                       Title:  Assistant Treasurer